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                                                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 1995 which appears on Page 14 of Personal Computer Products, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1995.


BOROS & FARRINGTON APC


San Diego, California
May 9, 1996